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                        [HEALTHEXTRAS, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE                                Contact: Michael P. Donovan
---------------------                                  mdonovan@HealthExtras.com
                                                       -------------------------
                                                              HealthExtras, Inc.


                      HEALTHEXTRAS ANNOUNCES ACQUISITION OF
                       PHARMACY BENEFIT MANAGEMENT COMPANY
                                      - - -

ROCKVILLE, MD, DECEMBER 6, 2005 -- HEALTHEXTRAS, INC. (NASDAQ: HLEX), a pharmacy benefit management company, today announced a transaction to acquire EBRx, Inc. ("EBRx"), a wholly-owned subsidiary of Managed Care of America Inc. ("MCOA") of Pittsburgh, Pennsylvania. MCOA is a diversified health care services company that owns EBRx, a provider of pharmacy benefit management services with a strategic focus on the third party administrator market segment.

"This transaction meets our stated goal of complementing our organic growth through selective acquisitions and strategic investments, and extending our services and capabilities deeper into our targeted market segments. Third party administrators represent a multi-billion dollar market opportunity for pharmacy benefit management services, and the customized programs marketed by EBRx in this segment have captured significant market share and a strong and growing client base over the past few years," stated David T. Blair, Chief Executive Officer.

"We believe this transaction will allow us to enhance our product offerings and continue to expand the number of third party administrators that adopt EBRx services. We look forward to continuing to progress on our current strategic plan, and are enthusiastic about enhancing it through the additional resources represented by Catalyst Rx's clinical programs and drug trend management initiatives," said Charles Davidson, President of MCOA. Jay Ver Hulst, President of EBRx added "EBRx's fully transparent pricing model has been well received by TPAs and adding Catalyst Rx's data analysis and clinical programs will lead to better, more cost-effective drug trend management programs for our clients."

Under the terms of the agreement, HealthExtras will pay a purchase price of $31 million. Key members of the EBRx management team will be minority investors in the new acquisition subsidiary to ensure the ongoing continuity of the business and to promote its further expansion. HealthExtras has the option of purchasing these minority investments at various values in the future depending on the performance of the business. The transaction is subject to customary closing requirements.

The transaction should be modestly accretive in the second half of 2006 and when fully integrated should contribute $0.06 - $0.08 per share on an annualized basis. Additional information about the timing and extent of EBRx's contributions to revenues and earnings will be provided in conjunction with the Company's next quarterly press release and conference call.

ABOUT HEALTHEXTRAS (WWW.HEALTHEXTRAS.COM)
                    --------------------
HealthExtras, Inc., a pharmacy benefit management company, currently provides benefits to over three million members. Its clients include self-insured employers, including state and local governments, third-party administrators, managed care organizations and individuals. The Company's integrated pharmacy benefit management services marketed under the name Catalyst Rx include: claims processing, benefit design consultation, drug utilization review, formulary management, drug data analysis services and mail order services. Additionally, the Company operates a national retail pharmacy network with over 53,000 participating pharmacies.


THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING INFORMATION. THE FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY BE SIGNIFICANTLY IMPACTED BY CERTAIN RISKS AND UNCERTAINTIES DESCRIBED IN HEALTHEXTRAS' FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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